                                                                    Exhibit 10.3
                                                                    ------------

                            NOTE EXCHANGE AGREEMENT


     NOTE EXCHANGE AGREEMENT (this "Agreement"), entered into on this 20th day of October, 1997, among Prodigy, Inc., a Delaware corporation (the "Company"), Prodigy Services Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company formerly known as Prodigy Acquisition Corporation ("PSC"), Sears, Roebuck and Co., a New York corporation ("Sears"), and International Business Machines Corporation, a New York corporation ("IBM") (Sears and IBM are collectively or alternatively referred to herein as the "Sellers").

     WHEREAS, the Company (as assignee of International Wireless Incorporated), Prodigy Services Company, a New York general partnership ("Old Prodigy"), and the Sellers are parties to a Partnership Purchase Agreement dated as of May 12, 1996 and amended as of June 3, 1996 (as so amended, the "Purchase Agreement") pursuant to which PSC purchased all of the partnership interests (the "Partnership Interests") in Old Prodigy from the Sellers;

     WHEREAS, simultaneously with the purchase of the Partnership Interests by PSC, the Company issued to each Seller an 8% Contingent Convertible Promissory Note dated June 17, 1996 in the face amount of $100,000,000 (individually, an "Old Note" and collectively, the "Old Notes"); and

     WHEREAS, the parties wish to modify the Old Notes and related arrangements;

     NOW, THEREFORE, in consideration of the undertakings and commitments contained herein and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

     1.   Exchange of Old Notes.  At the Closing (as defined below), each Old
          ---------------------
Note shall be exchanged for (i) an 8% Contingent Convertible Promissory Note in the face amount of $100,000,000 issued by PSC in the form of Exhibit A attached
                                                             ---------
hereto (individually, a "New Note" and collectively, the "New Notes") and (ii) a Contingent Common Stock Purchase Warrant granted by PSC in the form of Exhibit B
                                                                       ---------
attached hereto (individually, a "Warrant" and collectively, the "Warrants"). Effective as of the Closing, the Sellers hereby release the Company from all obligations under the Old Notes.

     2.   Lease Arrangements.
          ------------------

          (a) Prepayment of Obligations.  PSC shall terminate, not later than
              -------------------------
December 31, 1997, PSC's existing lease with Metropolitan Life Insurance Company ("Landlord") covering PSC's facility at 445 Hamilton Avenue, White Plains, New York (the "Lease"). PSC shall timely perform all of its obligations under the Lease and vacate the premises covered by the Lease not later than December 31, 1997. Prior to Closing, Carso Global Telecom, S.A. de C.V. ("Carso") shall prepay to the Landlord in full all rent due and to become due under the Lease through December 31, 1997, together with the entire amount of the early termination fee provided under the Lease, less any negotiated discount for prepayment agreed to by the Landlord (the net amount of the foregoing, the "Lease Amount"). At Closing, Carso shall deliver to the Sellers the Termination Deposit (as defined in Section 2(b) below), together with evidence reasonably satisfactory to Sellers that the Lease Amount has been fully paid to the Landlord.

          (b) Termination Deposit.  Carso shall deliver at Closing to each
              -------------------
Seller the sum of $500,000 (collectively, the "Termination Deposit"), which shall be held by Sellers, subject to the provisions of this Section 2, as collateral security for the obligations of PSC set forth in Section 2(a) above and Section 2(d) below. PSC shall be entitled to return of the Termination Deposit upon termination of the Lease on or prior to December 31, 1997 in accordance with its terms and after satisfaction (including but not limited to timely vacating the premises covered by the Lease on or prior to December 31, 1997) of all of PSC's obligations under the Lease ("Lease Termination"). PSC shall, as a condition precedent to its right to return of the Termination Deposit based on Lease Termination, deliver to Sellers a certificate, addressed to Sellers and signed by the chief financial officer or chief executive officer of PSC, stating that, as of the date of such certificate, PSC has (i) timely vacated the premises covered by the Lease as of a date on or prior to December 31, 1997, (ii) timely performed all of its obligations under the Lease and is not in default under the Lease, and (iii) timely complied with all of the provisions of the Lease required to terminate, and has terminated, the Lease as of a date on or prior to December 31, 1997.

          (c) Investment of Termination Deposit.  The Termination Deposit shall
              ---------------------------------
be invested by each Seller, in its own name, in a segregated, interest-bearing bank money market account, mutual fund money market account or other form of investment customarily used by such Seller for its own short-term cash investments. Interest earned thereon shall be added to and become part of the Termination Deposit.

          (d) Indemnification.  If Lease Termination does not occur on or prior
              ---------------
to December 31, 1997, PSC shall indemnify and hold harmless each Seller from and against all liabilities of whatsoever kind that such Seller may have to Landlord under or in connection with the Lease, and pay and reimburse each Seller for its costs and expenses (including reasonable attorneys' fees) incurred by such Seller in respect of any claim made by the Landlord against Sellers, or either of them, under or in connection with the Lease. PSC hereby grants each Seller a senior lien and security interest in the Termination Deposit to secure satisfaction of PSC's obligations set forth herein. Sellers shall be entitled to apply the Termination Deposit to satisfy PSC's obligations as set forth herein, which shall include, but not be limited to, the right to apply the Termination Deposit to reimburse themselves for any sums that they have paid the Landlord in respect of the Lease, whether paid pursuant to a judgment entered against either Seller, a settlement with the Landlord, or otherwise.

     3.   Closing Conditions.  The closing (the "Closing") of the transactions
          ------------------
contemplated hereby shall occur as soon as possible after satisfaction of the conditions set forth in this Section 3. If the conditions specified in this
Section 3 have not been satisfied by October 31, 1997, the Closing shall not occur and this Agreement shall automatically terminate with no liability of any party hereunder to any other party hereunder. If this Agreement terminates as provided in the preceding sentence, the Old Notes shall not be modified and shall continue in accordance with their terms. The conditions to Closing are as follows:

          (a) Lease Arrangements.  Carso shall have fully paid the Lease Amount
              ------------------
to the Landlord and delivered to Sellers evidence reasonably satisfactory to Sellers that the Lease Amount has been fully paid to the Landlord. Carso shall have delivered the Termination Deposit to the Sellers.

          (b) Letter of Credit Arrangements.  Carso shall have caused the
              -----------------------------
execution and delivery to Sellers at Closing of a clean irrevocable letter of credit issued or confirmed by a domestic bank in the United States or a branch of a foreign bank, which branch is located in the United States, in each case acceptable to Sellers (the "Carso LC"). The Carso LC shall be in form and substance mutually agreed to by Sellers and Carso and shall be in the initial face amount of $4,000,000 (with the face amount declining at the end of each subsequent calendar quarter to an amount equal to $4,000,000 minus the greater of (i) $333,333.33 multiplied by the number of full calendar quarters elapsed since the Closing or (ii) the aggregate amount of all draws against the Carso LC since the Closing). The Carso LC shall secure, and may be drawn against only with respect to, the obligation of the Company under Section 10.2 of the Purchase Agreement to indemnify Sellers against Covered Damages. "Covered Damages" shall mean Damages (as defined in Section 10.2 of the Purchase Agreement) arising from claims by third parties (i.e., parties other than either Seller or any entity controlled by or affiliated with either Seller); provided, however, that Covered Damages shall
                                --------  -------
include Damages arising from claims for taxes (as defined in Section 9.5 of the Purchase Agreement) of Old Prodigy for Pre-Closing Taxable Periods (as defined in Section 9.5 of the Purchase Agreement) only to the extent that PSC does not comply with its obligations under Section 9 below. The Carso LC shall be subject to multiple draws, in each case upon presentation, at any time prior to September 30, 2000, of a sight draft purporting to be signed by an officer of either Seller accompanied by a certificate signed by an officer of the drawer, in form and substance mutually agreed to by Sellers and Carso, stating that the drawer has incurred Covered Damages for which the drawer is entitled to be indemnified under Section 10.2 of the Purchase Agreement. Carso shall have the right to control the defense and settlement (with counsel of its choosing reasonably acceptable to Sellers) of all claims which may give rise to Covered Damages and, if it does not do so within a reasonable period of time after being notified of any such claims, Sellers shall be entitled to retain counsel of their choosing (and reasonably acceptable to Carso) to provide such defense (in which case the reasonable fees and expenses of one firm of outside counsel to represent Sellers with respect to such claims shall also constitute Covered Damages).

          (c)  Additional Agreements Regarding the Carso LC.  The Company hereby
               --------------------------------------------
agrees that (i) any obligation to reimburse the issuing bank, Carso or any other party in respect of draws on the Carso LC shall not be secured by any assets of a "Prodigy Entity" (as defined below) and shall not give rise to a claim against a Prodigy Entity that does not have liability for Covered Damages under the Purchase Agreement or give rise to a claim against a Prodigy Entity senior in priority to the Sellers' claim for Covered Damages under the Purchase Agreement (such prohibitions being hereinafter referred to as the "Prohibited Attributes"); and (ii) in the event the Carso LC is determined to possess Prohibited Attributes, or if a stay, restraining order or injunction is in effect that prevents either Seller from drawing on the Carso LC based in whole or in part upon an allegation that the Carso LC possesses Prohibited Attributes, then Carso shall provide a substitute Carso LC that does not possess Prohibited Attributes. The documentation and arrangements respecting the Carso LC shall be made available to Sellers for review prior to Closing and shall establish to their satisfaction that the Carso LC does not possess Prohibited Attributes. As used herein, the term "Prodigy Entity" means and includes the Company and any direct or indirect subsidiary of the Company, including but not limited to PSC.

     4.   The Closing.  At the Closing:
          -----------

          (a)  PSC shall execute and deliver a New Note to each Seller.

          (b)  PSC shall execute and deliver a Warrant to each Seller.

          (c) Each Seller shall return to the Company its Old Note, marked "cancelled".

          (d)  Carso shall deliver the Termination Deposit to the Sellers.

          (e)  Carso shall make the payments to the Sellers contemplated by
Section 9.

     5.   Representations of the Sellers.  Each Seller hereby represents and
          ------------------------------
warrants as follows as to itself:

          (a)  Authorization.  Seller has all necessary right, power and
               -------------
authority to enter into this Agreement. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all requisite corporate action on the part of Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (b)  Certain Tax Payments.  Each Seller paid the State of New York
               --------------------
$1,107,764 in January 1997 and $588,045 in October 1997 in respect of certain sales and use taxes assessed against Old Prodigy for periods ending prior to June 17, 1996. Each Seller also paid, after June 17, 1996, $4,796.50 to the State of Illinois in respect of certain sales and use taxes assessed against Old Prodigy for periods ending prior to June 17, 1996.

          (c)  Securities Representations.  Seller has substantial knowledge and
               --------------------------
experience in making investment decisions of the type contemplated by the exchange of an Old Note for a New Note and Warrant and is capable of evaluating the merits and risks of such exchange. Seller has received and reviewed the Company's Confidential Private Placement Memorandum dated October 31, 1997 (draft dated October 16, 1997) (the "Memorandum"). The Company has made available to Seller all documents requested and has provided answers to all of its questions relating to an investment in the Company or PSC. In evaluating the exchange of its Old Note for a New Note and Warrant, Seller has not relied upon any representations or other information (whether oral or written) other than as set forth in the Memorandum. Seller has had an opportunity to discuss such exchange with representatives of the Company and to ask questions of them. Seller understands that an investment in the Company or PSC involves significant risks, and Seller has reviewed and is aware of the risk factors described in the Memorandum under the caption "Risk Factors". Seller is acquiring its New Note and Warrant, the Common Stock (as defined in the New Notes) issuable upon conversion of its New Note and the Common Stock (or other securities) issuable upon exercise of its Warrant (collectively, the "Securities") for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. Seller understands that the Securities have not been registered under the federal securities laws or the securities laws of any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. Seller acknowledges that neither the Company nor PSC has made any representations with respect to registration of the Securities under applicable securities laws (except as provided in Section 5 of the New Notes), that no such registration is contemplated, that there can be no assurance that there will be any market for the Securities in the foreseeable future and that, as a result, Seller must be prepared to bear the economic risk of its investment for an indefinite period of time. Seller understands that the certificates or other instruments representing the Securities shall bear restrictive legends under the Securities Act of 1933. Seller acknowledges that no representations have been made to it concerning the size, valuation or timing of an initial public offering or other financing by the Company or PSC.

     6.   Representations of the Company.  The Company hereby represents and
          ------------------------------
warrants as follows to the Sellers. The Company has all necessary right, power and authority to enter into this Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     7.   Representations of PSC.  PSC hereby represents and warrants as follows
          ----------------------
to the Sellers:

          (a)  Authorization by PSC.  PSC has all necessary right, power and
               --------------------
authority to enter into this Agreement. The execution, delivery and performance by PSC of this Agreement has been duly authorized by all requisite corporate action on the part of PSC. This Agreement constitutes the valid and legally binding obligation of PSC, enforceable against PSC in accordance with its terms.

          (b)  PSC's Issuance of Securities.  Prior to the Closing, the issuance
               ----------------------------
and delivery of the New Notes in accordance with this Agreement, the issuance and delivery of the Warrants in accordance with this Agreement, the issuance and delivery of the shares of Common Stock issuable upon conversion of the New Notes and the issuance and delivery of the shares of Common Stock issuable by PSC upon exercise of the Warrants will be duly authorized by all necessary corporate action on the part of PSC, and all such shares will be duly reserved for issuance. The shares of Common Stock issuable upon conversion of the New Notes, when so issued in accordance with the provisions of the New Notes, and the shares of Common Stock issuable by PSC upon exercise of the Warrants, when so issued against payment therefor in accordance with the Warrants, will be duly and validly issued, fully paid and non-assessable.

          (c)  Enforceablility.  Upon their issuance as contemplated hereby, the
               ---------------
New Notes and Warrants will constitute the valid and legally binding obligations of PSC, enforceable against PSC in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

     8.   Representations of the Company and PSC.  The Company and PSC hereby
          --------------------------------------
represent and warrant as follows to the Sellers:

          (a) The Lease Amount paid pursuant to Section 2(a) above, the Termination Deposit paid pursuant to Section 2(b) above and the tax settlement payment to each Seller pursuant to Section 9 hereof (collectively, the "Carso Funded Payments") have all been paid directly by Carso solely from funds provided by Carso (the "Carso Funds") pursuant to that certain letter dated October 20, 1997 addressed to the Company from Carso (the "Carso Letter").

          (b) The Carso Funds shall be reimbursed to Carso only from the proceeds of the Company's equity financings or through the issuance of equity securities in the Company to Carso.

          (c) Any payment of the Carso Funded Payments made by the Company or any payments by Carso of the Carso Funded Payments on behalf of the Company shall be on behalf of PSC and shall constitute an equity capital contribution by the Company to PSC.

          (d) The execution and delivery of this Agreement by the Sellers is a condition precedent to Carso's willingness to provide the Carso Funds and is also a condition precedent to the Company's issuance of new equity securities and the securing of new and additional equity financing in the rights offering contemplated by the Memorandum.

          (e) The Company and PSC acknowledge that the Sellers have required the payment of the Carso Funded Payments from the Carso Funds on the terms set forth herein in exchange for their entry into this Agreement.

     9.   Tax Settlement.  PSC and the Sellers agree that each of them shall be
          --------------
liable for one-third (1/3) of all taxes (as defined in Section 9.5 of the Purchase Agreement) of Old Prodigy for Pre-Closing Taxable Periods (as defined in Section 9.5 of the Purchase Agreement) which taxes were unpaid as of June 17, 1996, whether such taxes are assessed prior to or after the date hereof. Based on the Sellers' representation contained in Section 5(b) above, Carso shall pay $566,868.50 to each Seller at the Closing with respect to this Section 9. As of the Closing, the parties agree that the Threshold Amount (as defined in Section
10.2 of the Purchase Agreement) shall be deemed satisfied.

     10.  Acquisition or IPO by the Company.
          ---------------------------------

          (a)  IPO by the Company.  If, prior to an IPO (as defined in the New
               ------------------
Notes) by PSC, the Company undertakes a transaction which would constitute an IPO if undertaken by PSC (a "Company IPO"), then, simultaneously with and as a condition to the Company IPO, the Company shall assume the New Notes and Warrants, provision shall be made so that the Sellers shall be entitled to receive, upon conversion of the New Notes and exercise of the Warrants, shares of stock or other securities or property of the Company as described in the following sentence, and PSC shall be released from the New Notes and Warrants. Upon a Company IPO, the Sellers shall be entitled to receive upon conversion of the New Notes and exercise of the Warrants shares of stock or other securities or property of the Company based on the ratio of the Fair Market Value (as defined below) of PSC divided by the fair market value of the Company (on a consolidated basis) immediately prior to the Company IPO. "Fair Market Value" of PSC and the Company (on a consolidated basis) shall be determined by an independent appraiser, jointly selected by the Company and the Sellers, whose fees and expenses shall be shared in equal thirds by the Company and the Sellers and whose determination of the Fair Market Value of PSC and the Company (on a consolidated basis) shall be conclusive and binding on all parties in the absence of fraud or manifest error.

          (b)  Acquisition of the Company.  If, prior to an Acquisition
               --------------------------
Transaction (as defined in the New Notes) by PSC, the Company undertakes a transaction which would constitute an Acquisition Transaction (a "Company Acquisition") if undertaken by PSC, then, simultaneously with and as a condition to the Company Acquisition, the Acquiror (as defined below) shall assume the New Notes and Warrants, provision shall be made so that the Sellers shall be entitled to receive, upon conversion of the New Notes and exercise of the Warrants, shares of stock or other securities or property of the Acquiror as described in the following sentence, and PSC shall be released from the New Notes and Warrants. Upon a Company Acquisition, the Sellers shall be entitled to receive upon conversion of the New Notes and exercise of the Warrants shares of stock or other securities or property of the Acquiror based on the ratio of the Fair Market Value of PSC divided by the Fair Market Value of the Company (on a consolidated basis) immediately prior to the Company Acquisition. "Acquiror" shall mean the Company or other entity, as applicable, surviving the Company Acquisition.

     11.  Confidentiality.  The Sellers shall treat the Memorandum as
          ---------------
confidential, preserve the confidentiality thereof and not duplicate, use or disclose the Memorandum, except to employees and advisors who have a need to know in connection with the transactions contemplated hereby and except to the extent that information in the Memorandum becomes publicly available other than through a breach of this Section 11 by a Seller.

     12.  Notices.  All notices required or permitted under this Agreement shall
          -------
be given in accordance with Section 12.3 of the Purchase Agreement, except that the address for the Company and PSC shall be 445 Hamilton Avenue, White Plains, NY 10601 until December 31, 1997 and 44 South Broadway, White Plains, NY 10601 thereafter, in each case to the attention of the President.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     14.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all parties hereto.

     15.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the State of New York, without reference to conflict of laws principles.

     16.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their respective successors and assigns.

     17.  Miscellaneous.
          -------------

          (a) No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                              PRODIGY, INC.


                              By:   /s/
                                    --------------------------

                              Title:__________________________


                              PRODIGY SERVICES CORPORATION


                              By:   /s/
                                    --------------------------

                              Title:__________________________

                              SEARS, ROEBUCK AND CO.


                                 /s/
                              By:-----------------------------


                              Title: _________________________


                              INTERNATIONAL BUSINESS MACHINES
                              CORPORATION


                                 /s/
                              By:----------------------------


                              Title: ________________________

                     AMENDMENT TO NOTE EXCHANGE AGREEMENT


     Reference is made to the Note Exchange Agreement (the "Agreement") dated as of October 20, 1997 among Prodigy, Inc., a Delaware corporation (the "Company"), Prodigy Services Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company ("PSC"), Sears, Roebuck and Co., a New York corporation ("Sears"), and International Business Machines Corporation, a New York corporation ("IBM").

     For good and valuable consideration, the sufficiency of which is acknowledged, the parties hereby agree to amend the Agreement by changing the date "October 31, 1997" in Section 3 to "November 5, 1997".

     In all other respects, the Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of October, 1997.

                              PRODIGY, INC.


                                    /s/
                              By:   --------------------------


                              Title:__________________________

                              PRODIGY SERVICES CORPORATION


                                    /s/
                              By:   --------------------------


                              Title:__________________________

                              SEARS, ROEBUCK AND CO.


                                 /s/
                              By:----------------------------


                              Title: ________________________

                              INTERNATIONAL BUSINESS MACHINES
                              CORPORATION


                                 /s/
                              By:----------------------------


                              Title: ________________________